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                                                                       Exhibit 5

              OPINION AND CONSENT OF GIBSON, DUNN & CRUTCHER LLP


July 25, 2000


Hall, Kinion & Associates
185 Berry Street
China Basin Landing, Suite 6440
San Francisco, California  94107

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 314,047 shares of Common Stock of Hall, Kinion & Associates, Inc. (the "Company") under the Company's 1997 Stock Option Plan, and 157,023 shares of Common Stock of the Company under the Company's IT Professional Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1997 Stock Option Plan and the Company's IT Professional Stock Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              \s\ GIBSON, DUNN & CRUTCHER LLP